$5.00
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
2008E
2010E

(Dollars per Share)
*Midpoint of forecast
$2.40*
Increased
Energy
Margins
$2.30
$4.30*
Sale of Gas
& Propane
$(0.02)
Depreciation
($0.06)
Income
Taxes &
Other
$(0.05)
Increased
O&M
($0.17)
Interest
Expense
($0.10)

Exhibit 99.2

Expected 2010 Earnings Contributions